Exhibit 10.1

AMENDMENT NUMBER ONE
TO THE
CHEVRON PHILLIPS CHEMICAL COMPANY LP SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN

WHEREAS, effective January 1, 2001, Chevron Phillips Chemical Company LP (the “Company”) established the Chevron Phillips Chemical Company LP Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, the Plan was subsequently amended and restated effective January 1, 2005; and

WHEREAS, pursuant to Section VIII of the Plan, the Company reserves the right at any time and from time to time to amend the Plan in whole or in part;

NOW, THEREFORE, BE IT RESOLVED,

1.                                       Effective January 1, 2006, Section IV is amended by the addition of the following new Paragraph D:

D.            Notwithstanding anything contained in the Plan to the contrary, if the SERP Member is not vested in the Retirement Plan at the time of Separation from Service, but is (i) a former employee of Chevron Corporation or one of its subsidiaries (for purposes of this Paragraph D, “Chevron”) or ConocoPhillips or one of its subsidiaries (for purposes of this Paragraph D, “COP”) and (ii) retirement eligible under the Chevron Retirement Plan or the ConocoPhillips Retirement Plan upon his termination of employment from Chevron or COP, such SERP Member will be entitled to a Supplemental Retirement Benefit in an amount equal to the Unrestricted Retirement Benefit that would be payable under the Retirement Plan to the SERP Member had the SERP Member been vested. Such Supplemental Retirement Benefit will be calculated at the time of the SERP Member’s Separation from Service. For purposes of this Paragraph D, a SERP Member is retirement eligible under the Chevron Retirement Plan or the ConocoPhillips Retirement Plan if he has satisfied all eligibility requirements, including age and service requirements, for early or normal retirement under the applicable plan.

Further, the SERP Beneficiary of such SERP Member will be entitled to a Supplemental Death Benefit in an amount equal to the Unrestricted Death Benefit that would be payable under the Retirement Plan to the SERP Beneficiary had the SERP Member been vested in the Retirement Plan and had the SERP Beneficiary been entitled to payment of a death benefit under the Retirement Plan at the time of the SERP Member’s death.

IN WITNESS WHEREOF, Chevron Phillips Chemical Company LP has caused this Amendment Number One to be executed this 22nd day of May, 2006.

CHEVRON PHILLIPS CHEMICAL COMPANY LP

/s/ Raymond I. Wilcox

By: Raymond I. Wilcox

Its: President and Chief Executive Officer